Context Therapeutics Inc. Announces Closing of $31.25 Million Private Placement

PHILADELPHIA, PA -- December 6, 2021 (GLOBE NEWSWIRE) -- Context Therapeutics Inc. (Nasdaq: CNTX) ("Context Therapeutics" or the "Company"), a women’s oncology company developing small molecule and immunotherapy treatments to transform care for breast and gynecological cancers, today announced that it has closed its previously announced private placement for the sale of 5,000,000 shares of common stock of Context Therapeutics together with warrants to purchase 5,000,000 shares of common stock ("Warrants"), which resulted in gross proceeds to Context Therapeutics of approximately $31.25 million, before deducting offering expenses (the “Offering”). Each share of common stock and accompanying Warrant were sold at a combined offering price of $6.25. The Warrants have a five and one-half year term and an exercise price of $6.25 per share.

ThinkEquity acted as sole placement agent for the Offering.

The securities offered and sold by Context Therapeutics in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. Context Therapeutics has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and the shares of common stock underlying the Warrants to be issued in the private placement. Any resale of Context Therapeutics’ shares of common stock under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities were not registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Context Therapeutics
Context Therapeutics Inc. (Nasdaq: CNTX), is a women’s oncology company developing small molecule and immunotherapy treatments to transform care for breast and gynecological cancers. The Company’s robust clinical program for lead candidate onapristone extended release (ONA-XR) comprises three Phase 2 clinical trials and one Phase 1b/2 clinical trial in hormone-driven breast, ovarian and endometrial cancer, as well as two Phase 0 biomarker pharmacodynamic trials in breast cancer. ONA-XR is a novel, first-in-class small molecule under development as a complete antagonist of the progesterone receptor, a key unchecked mechanism in hormone-driven women’s cancers. Context is headquartered in Philadelphia, PA. For more information, visit www.contexttherapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as "may," "will," "expect," "anticipate," "plan," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the likelihood of the future exercise of the Warrants issued in connection with the Offering, (ii) the likelihood data will support future development, (iii) the potential benefits of the product candidates, and (iv) the likelihood of obtaining regulatory approval of our product candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

For further information, please contact:
Media Contact:
Gina Cestari
6 Degrees
917-797-7904
gcestari@6degreespr.com

Investor Relations Contact:
Laine Yonker
Edison Group
lyonker@edisongroup.com